Exhibit 10.1

CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT

This Confidentiality and Nonsolicitation Agreement (the “Agreement”) is made between OneBeacon Services, LLC, and <First Name> <Last Name> (the "Employee") (collectively, the “Parties”).
In consideration of Employee’s employment by OneBeacon Services, LLC, or by one of its affiliates (collectively “OneBeacon”) in a capacity of high trust and confidence in which Employee may develop or receive highly sensitive, restricted and proprietary information involving Confidential Information (as defined below), and in which Employee may seek out and develop customer Goodwill (as defined below) using the resources provided by OneBeacon as well as OneBeacon’s reputation, and of Employee’s eligibility to participate in OneBeacon Insurance Group, Ltd.’s Long Term Incentive Plan, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee hereby agrees as follows:
1.Employment At Will. The Employee agrees that he/she is an “at will” employee of OneBeacon and that he/she may terminate his/her employment at any time. The Employee further agrees that OneBeacon may similarly terminate the Employee’s employment at any time. This agreement does not create a contract for employment for any specified duration, either expressly or by implication.
2.Non-disclosure of Confidential Information. Employee acknowledges that, in order for him/her to perform his/her duties properly, Employee will have access to and OneBeacon must necessarily entrust him/her with certain proprietary and confidential business information (the "Confidential Information"). The Employee agrees that, during the term of his/her employment with OneBeacon and at all times thereafter, regardless of the reason for termination of employment, he/she will not disclose any OneBeacon Confidential Information or use it in any way, except with the prior written authorization by or on behalf of OneBeacon, whether or not such Confidential Information is produced by the Employee's own efforts.
a.For purposes of this Agreement, “Confidential Information” means all original and copies of all material, data, documents, and information in any format (including without limitation all hardcopy, softcopy, electronic, web, and computer-based information, documents, data files, records, videos, pictures, and recordings) which constitutes confidential and/or trade secret information as further defined in this Agreement and/or Minnesota law. Examples of Confidential Information include, but are not limited to:

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OneBeacon’s proprietary information, including without limitation all business methods, databases, software, including the source code, object code and operational and functional features and limitations of the software, and other computer technology;

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OneBeacon's business development plans and activities, including without limitation the identity and characteristics of OneBeacon’s current and prospective customers, distributors, vendors, suppliers, or any other type of business relationship;

•	information concerning pending and prospective mergers, acquisitions, or other types of transactions;

•	the prices, terms and conditions of OneBeacon's contracts or agreements with its current and prospective customers, distributors, vendors, suppliers, or any other type of business relationship;

•	OneBeacon's cost and pricing policies and data, including without limitation the costs of OneBeacon’s business and all results of its business operations;

•	OneBeacon's business and marketing plans, manuals and strategies;

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OneBeacon’s financial information, including but not limited to results from operations, results relating to various programs, profit/loss and revenue figures, transaction data and account information;

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OneBeacon facility and data security-related information, including without limitation door access codes, computer access codes, security system PINs, computer system user identification information, passwords and remote access codes;

•	OneBeacon personnel information, including but not limited to, performance reviews, compensation information, personal information, ranking, skills and competencies;

•	information acquired by or on behalf of OneBeacon about OneBeacon’s current and prospective customers, distributors, vendors, suppliers, producers, or any other type of business relationship;

•	intellectual property of OneBeacon;
provided, however, that Confidential Information does not include material, data, documents, and/or other information that OneBeacon has voluntarily placed in the public domain; that has been lawfully and independently developed and publicly disclosed to third parties; that constitutes general knowledge and skills gained by Employee during the period of his or her employment with OneBeacon; or that otherwise enters the public domain through lawful means.
b.Employee further acknowledges that the development or acquisition of such Confidential Information is the result of great effort and expense by OneBeacon, that the Confidential Information is critical to the survival and success of OneBeacon, and that the unauthorized disclosure or use of the Confidential Information would cause OneBeacon irreparable harm.
c. For the avoidance of doubt, no provision in this Agreement prohibits or restricts Employee, or Employee’s attorney acting on behalf of Employee, from initiating communications directly with, responding to any inquiry from, or providing testimony before, the United States Securities and Exchange Commission, any other federal or state authority, or self-regulatory organization, if such communication is required by or protected under applicable law or regulation, including the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act.

3.Prohibited Post-employment Solicitation:
(a) In order to protect OneBeacon’s Goodwill (as defined below), Confidential Information, and OneBeacon’s other legitimate business interests, Employee agrees that he/she shall not, directly or indirectly, for a period of twelve (12) months from the termination of Employee’s employment for any reason:

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initiate, receive, or otherwise engage in contact, directly or indirectly, with any individual or entity that is (1) a current insured of OneBeacon (and where applicable, limited to a specific layer) that the Employee directly serviced or otherwise had contact with on behalf of OneBeacon; or (2) a prospective customer or account identified by OneBeacon and actively being pursued by OneBeacon that the Employee serviced or otherwise had contact with on behalf of OneBeacon (again where applicable, limited to a specific layer); or (3) a current insured or prospective customer or account actively being pursued by OneBeacon about which the Employee acquired Confidential Information as a result of his/her employment with OneBeacon (collectively “Protected Customer”), for the purpose of soliciting business from such individual or entity and/or to divert that individual’s or entity’s business away from OneBeacon.

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divert or attempt to divert a Protected Customer from OneBeacon by soliciting any producer or supplier, or prospective producer or supplier of OneBeacon from doing business with OneBeacon or otherwise to change its relationship with OneBeacon; or

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solicit or induce, or attempt to solicit or induce, any employee, consultant, or independent contractor of OneBeacon to leave OneBeacon for any reason whatsoever, or hire or solicit the services of any employee of OneBeacon.

(b) Prohibited solicitation under this Agreement includes:

•	solicitations via personal devices, such as cell phones and computers;

•	solicitations via any social media, including, but not limited to, LinkedIn, Facebook, and Twitter.

(c) The twelve (12) month restrictive period shall be tolled for the period of time that Employee had already been engaging in the prohibited conduct described herein after termination of employment. The Parties intend that OneBeacon shall be entitled to a full twelve (12) month period of post-employment conduct that does not breach this Agreement.
(d) “Goodwill” means the result of OneBeacon’s efforts, the efforts of OneBeacon and a supplier, customer, producer, or any other type of business relationship, and/or the Employee’s efforts on behalf of OneBeacon and/or a current or prospective customer, distributor, vendor, supplier, producer, or any other type of business relationship, to develop and enhance OneBeacon’s reputation in the industry, its business relationships, and other related business contacts. Because of the competitive nature of OneBeacon's business and OneBeacon's repeat transactions with many customers, distributors, vendors, suppliers, etc., the parties agree that OneBeacon’s Goodwill is critical to ensuring OneBeacon's survival and success and such Goodwill constitutes a valuable asset belonging to OneBeacon, regardless of whether such asset was produced by the Employee's own efforts or the efforts of other employees of OneBeacon.
4.Specific Performance. Employee acknowledges that a breach of this Agreement will cause irreparable injury to OneBeacon, that OneBeacon's remedies at law will be inadequate in case of any such breach or threatened breach, and that OneBeacon will be entitled to preliminary injunctive relief and other injunctive relief in case of any such breach or threatened breach.
5.Waivers. The waiver by OneBeacon or the Employee of any action, right or condition in this Agreement, or of any breach of a provision of this Agreement, shall not constitute a waiver of any other occurrences of the same event.
6.Survival, Binding Effect. This Agreement shall survive the termination of the Employee’s employment with OneBeacon regardless of the manner of such termination and shall be binding upon the Employee.
7.Assignability by OneBeacon. This Agreement is assignable by OneBeacon and inures to the benefit of OneBeacon, its subsidiaries, affiliated corporations, successors and assignees. This Agreement, being personal, is not assignable by the Employee.
8.Severability. The covenants of this Agreement are intended to be separable, and the expressions used therein are intended to refer to divisible entities. Accordingly, the invalidity of all or any part of any section of this Agreement shall not render invalid the remainder of this Agreement or of such section. If, in any judicial proceeding, any provision of this Agreement is found to be so broad as to be unenforceable, it is hereby agreed that such provision shall be interpreted to be only so broad as to be enforceable.
9.Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota governing a contract made and wholly performed within the State of Minnesota.
10.Consent To Jurisdiction. Employee hereby consents and submits to the exclusive jurisdiction of the state and federal courts of Minnesota for any dispute concerning or arising out of this Agreement.
11.Covenant Not To Sue Outside of Minnesota. Employee hereby agrees that he/she will neither commence or prosecute, nor assist in any way another person or entity to commence or prosecute, any legal action or other proceeding (including but not limited to a declaratory judgment action) against OneBeacon concerning a dispute arising from or relating to this Agreement in any forum or jurisdiction other than the state and federal courts in the State of Minnesota. Employee further agrees that, in the event he/she disregards this clause, OneBeacon shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in staying, transferring, dismissing or otherwise defending such out-of-state action or proceeding, regardless of whether such fees and costs are incurred in the forum where Employee commenced the action or in a Minnesota forum, and without regard to whether OneBeacon prevails in its efforts to enforce this covenant.
12.Entire Agreement, Amendments. This Agreement constitutes the entire understanding of the parties with respect to its subject matter, supersedes any prior communication or understanding with respect thereto, and no modification or waiver of any provision hereof shall be valid unless made in writing and signed by all of the parties hereto.

13.Return of OneBeacon Property and Confidential Information Upon Termination of Employment. The Employee agrees, upon termination of his/her employment for any reason, to deliver the following to OneBeacon promptly and without waiting for a request from OneBeacon: all files, books, documents, computer disks or tapes, computers, phones, PDAs, keys, security passes, credit cards, and any other property prepared by or on behalf of OneBeacon or otherwise provided or paid for by OneBeacon; all Confidential Information in Employee’s possession, and any copies thereof. The Employee further agrees to refrain from making, retaining or distributing copies of any such property or Confidential Information. To the extent that Employee has any data belonging to OneBeacon on any storage media owned or otherwise used by Employee (for example, a personal computer's hard disk drive, portable data storage device, etc.), Employee agrees that immediately upon termination he/she will provide OneBeacon with a copy of the data and then permanently purge such computer (or other storage media) of the data. Employee agrees to cooperate with OneBeacon if OneBeacon requests written or other positive confirmation of the removal or return of such data from any personal storage media.
14.In-House Counsel. Restrictions herein are enforceable only as permitted under (1) ABA Model Rule 5.6 and/or any applicable state counterpart, (2) Information Opinion Number 02-05 of the Connecticut Bar Association Committee on Professional Ethics, (3) Opinion Number 708 of the New Jersey Supreme Court Advisory Committee on Professional Ethics, and (4) any other applicable ruling or opinion on the scope of Rule 5.6 as expressed by a Court or other organization charged with the interpretation of Rules of Professional Conduct.

15.This Agreement may be executed in multiple counterparts, each of which shall be treated as an original.

IN WITNESS WHEREOF, the parties have duly executed this Confidentiality and Nonsolicitation Agreement under seal effective as of the ____________ day of __________________ 20____.

EMPLOYEE                OneBeacon Services, LLC,

By: _____________________	By: _________________________
<First Name> <Last Name>        Name: Mike Miller
Title: President

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Street address

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City and state